Exhibit 10.27
EXECUTIVE EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (the “Agreement”), is effective as of 03/01/2006 (the “Effective Date”) by and between Cornerstone BioPharma, Inc., a Delaware corporation (the “Company”), and Craig Collard (the “Executive”), an individual residing in North Carolina.
WITNESSETH:
     WHEREAS, the Company wishes to employ the Executive, and the Executive desires to accept employment with the Company, upon the terms and conditions of this Agreement.
     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein, and of other good and valuable consideration, including the employment of the Executive by the Company and the compensation to be received by the Executive from the Company from time to time, and specifically the compensation to be received by the Executive pursuant to Section 4 hereof, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:
     1. Employment. The Company hereby employs the Executive and the Executive hereby accepts employment as President/CEO of the Company upon the terms and conditions of this Agreement.
     2. Duties. The Executive shall faithfully perform all duties of the Company related to the position or positions held by the Executive, including but not limited to all duties set forth in this Agreement and/or in the Bylaws of the Company related to the position or positions held by the Executive and all additional duties that are prescribed from time to time by the Board of Directors of the Company (the “Board”) or other designated officers of the Company. The Executive shall devote the Executive’s full time and attention to the performance of the Executive’s duties and responsibilities on behalf of the Company and in furtherance of its best interests; provided, however, that the Executive, subject to the Executive’s obligations hereunder, shall also be permitted to make personal investments, perform reasonable volunteer services and, with the prior consent of the Company, serve on outside boards of directors for non-profit corporations. The Executive shall comply with all Company policies, standards, rules and regulations (the “Company Policies”) and all applicable government laws, rules and regulations that are now or hereafter in effect. The Executive acknowledges receipt of copies of all written Company Policies that are in effect as of the date of this Agreement.
     3. Term. Unless earlier terminated as provided herein, the initial term of this Agreement shall commence on the Effective Date and shall continue until 12/31/2006. Thereafter, this Agreement shall automatically renew on a year-to-year basis on the same terms and conditions set forth herein unless: (a) earlier terminated or amended as provided herein or (b) either party gives written notice of non-renewal at least sixty (60) days prior to the end of the initial term or any renewal term of this Agreement. The initial term of this Agreement and all renewals thereof are referred to herein as the “Term.”

     4. Compensation. During the Term, as compensation for the services rendered by the Executive under this Agreement, the Executive shall have previously received or be entitled to receive the following (all payments are subject to applicable withholdings):
          (a) Base Salary. The Executive shall receive a monthly salary of $23,792.08 (equal to an annual salary of $285,504.96) payable in accordance with the then-current standard payroll policies of the Company or as otherwise agreed to by the parties. The Executive’s salary may be increased from time to time by the Board.
          (b) Bonuses. The Executive shall be eligible to participate in all bonus or profit sharing plans adopted by the Board. The amount awarded to the Executive under any profit sharing or bonus plan shall be in the discretion of the Board or any committee administering such plan, based on its assessment of the Executive’s and the Company’s performance during the relevant period, but it is the expectation of the Company that any such bonus would be in the range of 0% to 50% of the Executive’s annual base salary.
          (c) Options. On 01/17/2006, the Executive was granted an option to purchase up to 50,000 shares of the Common Stock of Cornerstone BioPharma Holdings, Inc., a Delaware corporation and parent corporation of the Company (“Parent”), at an exercise price of $.10 per share. The terms and conditions of such option, including vesting, are governed by a[n] [Nonstatutory] [Incentive] Stock Option Agreement issued by the Company to the Executive under Parent’s Stock [Option] [Incentive] Plan.
          (d) Restricted Stock. On 04/30/2005, the Executive purchased 14,700,000 shares of the Common Stock of Parent for $.01 per share. The terms and conditions for such purchase were set forth in a Stock Purchase Agreement entered into between Parent and the Executive.
          (e) Benefits. The Executive shall be entitled to receive those benefits provided from time to time to other executive employees of the Company, in accordance with the terms and conditions of the applicable plan documents; provided that, the Executive meets the eligibility requirements thereof. All such benefits are subject to amendment or termination from time to time by the Company without the consent of the Executive or any other employee of the Company.
          (f) Vacation. The Executive shall be entitled to four (4) weeks paid vacation per calendar year (with the vacation for any partial year being prorated) to be taken at such times as may be approved by his/her supervisor. A maximum of five (5) vacation days earned in one calendar year may be used in the next subsequent calendar year. Upon the termination of the Executive’s employment with the Company, cash shall be paid in lieu of accrued but unused vacation.
          (g) Business Expenses. The Company shall pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive directly related to conduct of the business of the Company; provided that, the Executive complies with the Company’s policies for the reimbursement or advancement of business expenses that are now or hereafter in effect.

          (h) Automobile. The Executive shall have full use of that vehicle the Executive is currently using, whether for business or personal uses. The Company shall pay, or reimburse the Executive for, the lease of financing payments, automobile insurance, taxes and title fees associated with such vehicle. Upon termination of employment with the Company, the Company shall pay, or reimburse the Executive for the balance of the remaining lease payments, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to the Executive in exchange for $100.00 paid by the Executive.
     5. Termination. This Agreement and the Executive’s employment by the Company shall or may be terminated, as the case may be, as follows:
          (a) Termination upon Expiration of the Term. This Agreement and the Executive’s employment by the Company shall terminate upon the expiration of the Term.
          (b) Termination by the Executive. The Executive may terminate this Agreement and his employment by the Company thirty (30) days after notice to the Company.
          (c) Termination by the Company. The Company may terminate this Agreement and the Executive’s employment by the Company upon notice to the Executive (or his personal representative):
               (i) at any time and for any reason;
               (ii) upon the death of the Executive, in which case this Agreement shall terminate immediately; provided that, such termination shall not prejudice any benefits payable to the Executive’s spouse or beneficiaries which are fully vested as of the date of death;
               (iii) if the Executive is permanently disabled (as defined herein), in which case this Agreement shall terminate immediately; provided that, such termination shall not prejudice any benefits payable to the Executive, the Executive’s spouse or beneficiaries which are fully vested as of the date of the termination of this Agreement. For purposes of this Agreement, the Executive shall be considered permanently disabled when a qualified medical doctor mutually acceptable to the Company and the Executive or the Executive’s personal representative shall have certified in writing that: (a) the Executive is unable, because of a medically determinable physical or mental disability, to perform substantially all of the Executive’s duties, with or without a reasonable accommodation, for more than one hundred and eighty (180) calendar days measured from the last full day of work; or (b) by reason of mental or physical disability, it is unlikely that the Executive will be able, within one hundred and eighty (180) calendar days, to resume substantially all business duties and responsibilities in which the Executive was previously engaged and otherwise discharge the Executive’s duties under this Agreement;
               (iv) upon the liquidation, dissolution or discontinuance of business by the Company in any manner or the filing of any petition by or against the Company under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within sixty (60) days after filing; provided that, such termination shall not prejudice the Executive’s rights as a stockholder or a creditor of the Company; or

               (v) “for cause” (as defined herein). “For cause” shall be determined by the Board by a majority vote without the participation of the Executive in such vote and shall mean:
                    (1) Any material breach of the terms of this Agreement by the Executive, or the failure of the Executive to diligently and properly perform the Executive’s duties for the Company or the Executive’s failure to achieve the objectives specified by the Board;
                    (2) The Executive’s misappropriation or unauthorized use of the Company’s tangible or intangible property, or breach of the Proprietary Information Agreement (as defined herein);
                    (3) Any material failure to comply with the Company Policies or any other policies and/or directives of the Board;
                    (4) The Executive’s use of illegal drugs or any illegal substance, or the Executive’s use of alcohol in any manner that materially interferes with the performance of the Executive’s duties under this Agreement;
                    (5) Any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by the Executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;
                    (6) The Executive’s failure to fully disclose any material conflict of interest the Executive may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company;
                    (7) Any adverse action or omission by the Executive which would be required to be disclosed pursuant to public securities laws or which would limit the ability of the Company or any entity affiliated with the Company to sell securities under any Federal or state law or which would disqualify the Company or any affiliated entity from any exemption otherwise available to it; or
                    (8) The Executive’s violation of the Company’s Policies prohibiting harassment, unlawful discrimination, retaliation or workplace violence.
          (d) Obligations of the Company Upon Termination.
               (i) Upon the termination of this Agreement: (A) pursuant to the expiration of the Term; (B) by the Executive pursuant to paragraph 5(b); or (C) by the Company pursuant to paragraph 5(c)(ii), (iii), (iv), or (v), the Company shall have no further obligations hereunder other than the payment of all compensation and other benefits payable to the Executive through the date of such termination.

               (ii) Upon termination of this Agreement: by the Company pursuant to paragraph 5(c)(i) and provided the Executive executes and does not revoke a Release and Settlement Agreement in the form acceptable to the Company: (1) the Company shall pay the Executive an amount equal to 12 months base salary (less all applicable deductions) payable in a lump sum thirty (30) days after the termination of Executive’s employment with the Company; (2) the Executive shall to be entitled to receive all Company benefits to which the Executive was entitled as of the date of termination, subject to the terms of all applicable benefit plans and to the extent such benefits can be provided to a non-employee (or to the extent such benefits cannot be provided to non-employees, then the Company shall pay to Executive on the first business day of each month during the applicable period the amount that the Company was paying the applicable third party for such benefits immediately prior to the termination of Executive’s employment with the Company), at the same average level and on the same terms and conditions which applied immediately prior to the date of the Executive’s termination, for the shorter of: (i) ___months following the date of such termination or (ii) until the Executive obtains reasonably comparable coverage from another employer. Notwithstanding the foregoing, if and to the extent required in order to avoid the imposition on Executive of any excise tax under Section 409A (“Code Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code"), the payment of any severance or other payments under this Section 5 shall not commence until, and shall be made on, the first business day after the date that is six (6) months following the date of Executive’s termination of employment, and in such event the initial payment shall include a catch-up amount covering amounts that would otherwise have been paid during the six-month period following Executive’s termination date.
     6. Proprietary Information Agreement. The terms of the Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement by and between the Company and the Executive, dated 03/01/2006 (the “Proprietary Information Agreement”), are hereby incorporated by reference and are a material part of this Agreement.
     7. Representations and Warranties.
          (a) The Executive represents and warrants to the Company that the Executive’s performance of this Agreement and as an employee of the Company does not and will not breach any noncompetition agreement or any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive’s employment by the Company. The Executive represents and warrants to the Company that the Executive has not entered into, and agrees not to enter into, any agreement that conflicts with or violates this Agreement.
          (b) The Executive represents and warrants to the Company that the Executive has not brought and shall not bring with the Executive to the Company, or use in the performance of the Executive’s responsibilities for the Company, any materials or documents of a former employer which are not generally available to the public or which did not belong to the Executive prior to the Executive’s employment with the Company, unless the Executive has obtained written authorization from the former employer or other owner for their possession and use and provided the Company with a copy thereof.

     8. Indemnification by the Executive. The Executive shall indemnify and hold harmless the Company, its directors, officers, stockholders, agents, and employees against all claims, costs, expenses, liabilities, and lost profits, including amounts paid in settlement, incurred by any of them as a result of the breach by the Executive of any provision of this Agreement.
     9. Notices. All notices, requests, consents, approvals, and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made, and received when: (a) personally delivered; (b) deposited for next day delivery by Federal Express, or other similar overnight courier services; (c) transmitted via telefacsimile or other similar device to the attention of the Company President or Chief Executive Officer with receipt acknowledged; or (d) three (3) days after being sent or mailed by certified mail, postage prepaid and return receipt requested, addressed to the Company at 2000 Regency Parkway, Cary, North Carolina 27511, and to the Executive at 107 Trellingwood Drive, Morrisville, NC 27560.
     10. Effect. This Agreement shall be binding on and inure to the respective benefit of the Company and its successors and assigns and the Executive and his personal representatives.
     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein and supercedes all prior agreements and understandings between the parties with respect to the same. To the extent any conflict exists or arises between this agreement and any other Company policy or procedure, this agreement shall take precedence and govern.
     12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.
     13. Amendment and Waiver. No provision of this Agreement, including the provisions of this Paragraph, may be amended, modified, deleted, or waived in any manner except by a written agreement executed by the parties.
     14. No Assignment. Neither this Agreement nor any interest herein may be assigned by either party without the consent of the other party.
     15. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, other than its rules with respect to choice of law.
     16. Consent to Jurisdiction and Venue. Each of the parties agrees that any suit, action, or proceeding arising out of this Agreement may be instituted against it in the District Court of Wake County, North Carolina or in the United States District Court for the Eastern District of North Carolina (assuming that such court has subject matter jurisdiction over such suit, action or proceeding). Each of the parties hereby waives any objection that it may have to the venue of any such suit, action, or proceeding, and each of the parties hereby irrevocably consents to the personal jurisdiction of any such court in any such suit, action, or proceeding.
     17. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.

     18. Headings. The headings herein are for convenience only and shall not affect the interpretation of this Agreement.
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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

Cornerstone BioPharma, Inc.
By:	/s/ Craig A. Collard
	Name:	Craig A. Collard
	Title:	CEO

Executive
/s/ Craig A. Collard
(Signature)